FORESIGHT ENERGY LP

LONG-TERM INCENTIVE PLAN

[FORM OF] SUBORDINATED UNIT AWARD AGREEMENT

(with Transfer Restrictions)

This Unit Award Agreement (this “Agreement”) is made as of the date set forth on the signature page to this Agreement (the “Effective Date”) between Foresight Energy GP LLC, a Delaware limited liability company (the “General Partner”), and the individual named on the signature page to this Agreement (the “Participant”) pursuant to the terms and conditions of the Foresight Energy LP Long-Term Incentive Plan (as amended, the “Plan”).  The Participant acknowledges receipt of a copy of the Plan, and agrees that the terms and provisions of the Plan, including any future amendments thereto, shall be deemed a part of this Agreement as if fully set forth herein.  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.

WHEREAS, the Board has adopted the Plan to, among other things, attract, retain and motivate certain directors, officers, employees and consultants of the General Partner, Foresight Energy LP (the “Partnership”) and their respective Affiliates (each, a “Company Entity” and, collectively, the “Company Entities”);  and

WHEREAS, the General Partner desires to grant to the Participant on the terms and conditions set forth herein and in the Plan, and the Participant desires to accept on such terms and conditions, the Unit Award set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Issuance of Subordinated Units.  The General Partner hereby grants to the Participant, effective as of the Effective Date, ________________ subordinated units in the Partnership (the “Subordinated Units”).  The grant of Subordinated Units hereunder shall be subject to all of the terms and conditions set forth in the Plan and in this Agreement.  For the avoidance of doubt, the Participant shall not pay the General Partner or any other Company Entity any purchase price for the Subordinated Units.  The Subordinated Units shall be fully and immediately vested as of the Effective Date and shall convert on a one-for-one basis to common units of the Partnership (the “Common Units”) at the end of the Subordination Period (as defined in the Partnership’s agreement of limited partnership, as amended from time to time).

2.Restrictions on Transfer.  The Subordinated Units may not be sold, transferred or otherwise disposed of (except in connection with tax withholding pursuant to Section 3) except as follows: (i) the Participant shall be entitled to sell, transfer or otherwise dispose of in public markets up to twenty five percent (25%) of the Subordinated Units (or the resulting Common  Units upon conversion of the Subordinated Units) on or after December 31, 2015, and (ii) the Participant shall be entitled to sell, transfer or otherwise dispose of in public markets up to one hundred percent (100%) of the Subordinated Units (or the resulting Common Units upon conversion of the Subordinated Units) on or after December 31, 2019.

3.Tax Withholding.  In connection with the grant or conversion of the Subordinated Units, the Company Entities shall have the authority and the right to deduct or withhold, or to require the Participant to remit to a Company Entity, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to the grant or conversion of the Subordinated Units. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the General Partner or one of its Affiliates shall withhold Subordinated Units otherwise issuable hereunder having a Fair Market Value on the date of withholding equal to the aggregate amount of taxes required to be withheld based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

4.General Provisions.

(a)Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan.  The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and all decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Participant and the General Partner.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

(b)Tax Consultation.  None of the Board, the Committee or the Company Entities have made any warranty or representation to the Participant with respect to the income tax consequences of the grant of the Units or the transactions contemplated by this Agreement, and the Participant represents that the Participant is in no manner relying on such entities or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Units.

(c)Successors.  This Agreement shall be binding upon the Participant, the Participant’s legal representatives, heirs, legatees and distributees, and upon the General Partner, its successors and assigns.

(d)Entire Agreement.  This Agreement constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Units granted hereby.

(e)Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

(f)Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee (i) to the extent permitted by the Plan and/or (ii) to the extent necessary to comply with applicable laws and regulations or to conform the provisions of this Agreement to any changes thereto.  Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by a written agreement signed by both the General Partner and the Participant.

(g)Clawback.  The Participant acknowledges that the Units issued hereunder are subject to clawback as provided in this Section 8(o) of the Plan.

(h)Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that any of the Company Entities may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the General Partner under the Plan.  Electronic delivery may be made via the electronic mail system of the General Partner or one of its Affiliates or by reference to a location on an intranet site to which the Participant has access.  The Participant hereby consents to any and all procedures the General Partner has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the General Partner may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

(i)Code Section 409A. The Units granted pursuant to this Agreement are not intended to constitute or provide for a deferral of compensation that is subject to Section 409A. Notwithstanding the foregoing, in no event shall the General Partner be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

(j)Acknowledgement by Participant.  The Participant acknowledges that the Subordinated Units are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof or pursuant to Rule 144 promulgated thereunder, and is subject to all the limitations and restrictions thereto.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the General Partner has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the ____ day of __________, 20___, effective for all purposes as provided above.

Foresight Energy GP LLC

By:

                                                                        Name:
                                                                        Title:

PARTICIPANT

__________________________________________

[Insert name of Participant]